UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2016

 CONE Midstream Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-36635	47-1054194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center 1000 CONSOL Energy Drive Canonsburg, Pennsylvania 15317 (Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code:
(724) 485-4000
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Acquisition of 25% Limited Partner Interest in CONE Midstream DevCo I LP
On November 16, 2016, CONE Midstream Partners LP, a Delaware limited partnership (the “Partnership”), closed its previously announced acquisition (the “Acquisition”) of the remaining 25% limited partner interest in CONE Midstream DevCo I LP, a Delaware limited partnership (“DevCo I LP”), from CONE Gathering LLC, a Delaware limited liability company (“CONE Gathering”), in exchange for (i) cash consideration in the amount of $140 million, which was funded with borrowings under the Partnership’s revolving credit facility, (ii) the Partnership’s issuance of 5,183,154 common units (the “Unit Consideration”) representing limited partner interests in the Partnership (“Common Units”) at an issue price of $20.42 per Common Unit (the “Common Unit Issue Price”), calculated as the volume-weighted average trading price of the Common Units over the trailing 20-day trading period ending on November 11, 2016, and (iii) the Partnership’s issuance to CONE Midstream GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), of an additional general partner interest in the Partnership in an amount necessary for the General Partner to maintain its two percent general partner interest in the Partnership. The cash consideration was distributed and the Unit Consideration issued 50% to CNX Gas Company LLC, a Virginia limited liability company (“CNX”) and a wholly owned subsidiary of CONSOL Energy Inc., a Delaware corporation (“CONSOL”), and 50% to NBL Midstream, LLC, a Delaware limited liability company (“NBL Midstream”) and a wholly owned subsidiary of Noble Energy, Inc., a Delaware corporation (“Noble”). The Acquisition was made pursuant to a Contribution Agreement (the “Contribution Agreement”), dated November 15, 2016, by and among the Partnership, the General Partner, CONE Gathering, CONE Midstream Operating Company LLC, a Delaware limited liability company (the “Operating Company”), and the other parties thereto.

The foregoing description of the Contribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed on November 16, 2016 and is incorporated in this Item 2.01 by reference.

Relationships
Each of the General Partner, the Partnership, the Operating Company and DevCo I LP is a direct or indirect subsidiary, as applicable, of CONE Gathering, which is owned 50% by CONSOL and 50% by Noble. As a result, certain individuals, including directors of the General Partner, serve as officers and/or directors of CONSOL or Noble. The Partnership is also party to various commercial agreements with CONSOL, Noble and CNX. The General Partner, as the general partner of the Partnership, owns a two percent general partner interest in the Partnership and all of the Partnership’s incentive distribution rights. After the Acquisition, CNX owns 7,110,637 Common Units and 14,581,561 subordinated units representing limited partner interests in the Partnership (“Subordinated Units”), which represents an approximate 33.5% aggregate limited partner interest in the Partnership, and NBL Midstream owns 7,110,638 Common Units and 14,581,560 Subordinated Units, which represents an approximate 33.5% aggregate limited partner interest in the Partnership.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CONE Midstream Partners LP

By:	/s/ David M. Khani
David M. Khani
Chief Financial Officer and Director

Dated: November 16, 2016